UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2022

PWP Forward Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40185	85-3098890
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

767 Fifth Avenue
New York, NY	10153
(Address of principal executive offices)	(Zip Code)

(212) 287-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	FRWAU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	FRW	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	FRWAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 28, 2022, PWP Forward Acquisition Corp. I (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at which the Company’s stockholders approved certain amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). In connection therewith, the Company gave formal notice to Nasdaq on November 28, 2022 of its intention to dissolve and liquidate and requested that Nasdaq file a Form 25 with the U.S. Securities and Exchange Commission to delist the Company’s securities. Nasdaq filed the Form 25 on November 28, 2022.

Item 3.03	Material Modification to Rights of Security Holders.

On November 28, 2022, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to (A) change the date (the “Original Termination Date”) by which the Company must either (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving one or more businesses (a “Business Combination”) or (ii) if the Company fails to complete such initial Business Combination by the Original Termination Date, cease all operations, except for the purpose of winding up, and, subject to and in accordance with the Certificate of Incorporation, redeem all of the shares of Class A common stock, par value $0.0001 per share, of the Company, included as part of the units sold in the Company’s initial public offering (the “IPO”), whether such shares were purchased in the IPO or in the secondary market following the IPO (including shares sold pursuant to the underwriters’ overallotment option, collectively, the “Public Shares”) (such amendment, the “First Amendment”) and (B) eliminate from the Certificate of Incorporation the limitation that the Company may not redeem Public Shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934) of less than $5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem Public Shares irrespective of whether such redemption would exceed the Redemption Limitation (such amendment, the “Second Amendment,” and together with the First Amendment, collectively, the “Amendments”).

The First Amendment changes the Original Termination Date from March 12, 2023 to November 29, 2022.

A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in Items 3.01 and 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Special Meeting, the following proposals were considered and acted upon by the stockholders of the Company: (a) a proposal to approve the First Amendment (the “First Amendment Proposal”) and (b) a proposal to approve the Second Amendment (the “Second Amendment Proposal”). The number of votes cast for or against, as well as the number of abstentions as to each proposal, are set forth below:

1.	First Amendment Proposal

Votes For	Votes Against	Abstentions
21,520,567	2,100	37,937

Accordingly, the First Amendment Proposal was approved.

2.	Second Amendment Proposal

Votes For	Votes Against	Abstentions
21,520,567	2,100	37,937

Accordingly, the Second Amendment Proposal was approved.

The results reported above are final voting results. No other matters were considered or voted upon at the meeting. In connection with the approval and implementation of the Amendments, the holders of 20,971,675 Public Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.07 per share, for an aggregate redemption amount of approximately $211,168,948.92. Following such redemptions, 191,758 Public Shares remain outstanding.

Item 8.01	Other Events.

In connection with the dissolution and winding up of the Company, the Company has amended the Letter Agreement, dated March 9, 2021, among the Company, the Sponsor, the Company’s executive officers and directors and certain other signatories to allow the Sponsor, the Company’s executive officers and directors and certain other signatories to redeem its or their Public Shares in connection with the dissolution and winding up of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PWP Forward Acquisition Corp. I

Date: November 29, 2022	By:	/s/ Stacia Ryan
Name: Stacia Ryan
Title: Chief Executive Officer